Exhibit 99.1
S. BARRIE GODOWN
Certified Public Accountant, P.A.
November 15, 2010
The Board of Directors
Consulier Engineering, Inc.
Jupiter, FL 33477
We have compiled the accompanying Consolidated Balance Sheets at March 31, 2009 and December 31, 2009, the Condensed Consolidated Statements of Operations for the three months ended March 31, 2010 and 2009, the Condensed Consolidated Statements of Stockholders’ Equity for the three months ended March 31, 2010, and the Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2010 and 2009, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
A compilation is limited to presenting in the form of Financial Statements information that is the representation of management. We have not audited or reviewed the accompanying Financial Statements and, accordingly, do not express an opinion or any other form of assurance on them.
Management has elected to omit substantially all of the disclosures ordinarily included in Financial Statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the Financial Statements, they might influence the user’s conclusions about the company’s assets, liabilities, equity, revenues and expenses. Accordingly, these Financial Statements are not designed for those who are not informed about such matters.
We are not independent with respect to Consulier Engineering, Inc.
/s/ S. Barrie Godown

S. Barrie Godown, C.P.A., P.A.
1061 E. INDIANTOWN ROAD / SUITE 104 / JUPITER, FLORIDA 33477 / 561-746-0999

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$718,877	$406,950
Receivables	840,196	1,385,140
Inventories	103,784	83,490
Deferred Implementation Costs	2,836,726	2,635,871
Other Current Assets	170,956	465,091
Deferred Income Taxes	283,999	291,281

Total Current Assets	4,954,538	5,267,823
PROPERTY AND EQUIPMENT, Net	920,480	1,043,435
CAPITALIZED SOFTWARE DEVELOPMENT COSTS	—	—
PARTNERSHIP AND LIMITED LIABILITY COMPANIES — INVESTMENTS	2,797,665	2,615,519
DEFERRED INCOME TAXES	412,879	417,917
INTANGIBLE ASSETS	—	—
OTHER ASSETS	50,898	50,898

TOTAL ASSETS	$9,136,460	$9,395,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$1,574,448	1,540,183
Unearned Revenue	1,489,094	1,408,446

Total Current Liabilities	3,063,542	2,948,629

NOTES PAYABLE — RELATED PARTY	793,416	774,065
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common Stock $.01 Par Value:
Authorized 25,000,000 Shares; Issued 5,485,122 Shares	54,851	54,851
Additional Paid-in Capital	4,117,221	4,117,221
Accumulated Deficit	(889,308)	(970,918)

	3,282,764	3,201,154

Less:
Treasury Stock, Cost — 190,374 and 190374 Shares in 2010 and 2009, respectively	(589,027)	(589,027)
Notes Receivable for Common Stock	(6,651)	(6,651)

Total Stockholders’ Equity	2,687,086	2,605,476

Noncontrolling intereest	2,592,416	3,067,422

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$9,136,460	$9,395,592

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009
Revenue:
Software Licensing Fees	$611,140	$1,132,859
Other Revenue	1,698	2,278

Total Revenue	612,838	1,135,137

Operating Costs and Expenses:
Cost of Revenue	64,778	249,415
Payroll and Related Expense	1,143,682	794,239
Selling, General and Administrative	704,620	595,125
Professional Services	212,087	139,037
Depreciation and Amortization	29,124	168,537

Total Operating Costs and Expenses	2,154,291	1,946,353

Operating Loss	(1,541,453)	(811,216)

Other Income (Expense):
Investment Income — Related Parties	9,214	462,511
Interest Expense	(19,154)	(19,848)
Net Undistributed Income of Equity Investees	154,934	26,282
Other Income	22,271	37,138

Total Other Income (Expense)	167,265	506,083

Loss Before Income Taxes	(1,374,188)	(305,133)

Benefit from (provision for) Income Taxes	(60,708)	90,997

Net Loss	$(1,434,896)	$(214,136)

Less: Net (loss) attributable to noncontrolling interest	(1,516,505)	(60,839)

Net Loss attributed to Consulier Engineering, Inc.	81,609	(153,297)

Loss Per Share — Basic and Diluted	$0.01	$(0.03)

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009

Cash Flow (Used in) Operating Activities	$319,884	$(169,912)

Investing Activities:
Distributions from Partnership Interest	9,214	460,992
Net Acquisition of Property and Equipment	(36,522)	(3,190)

Net Cash Provided by Investing Activities	(27,308)	457,802

Financing Activities:

Proceeds from Noncontrolling Interest in ST, LLC		140,000
Decrease (Increase) in Related Party Payables	19,351	(201,992)
Repayment of Notes Payable Related Party		(270,000)

Net Cash Provided by (Used in) Financing Activities	19,351	(331,992)

Increase (Decrease) in Cash and Cash Equivalents	311,927	(44,102)

Cash and Cash Equivalents — Beginning of Period	406,950	270,192

Cash and Cash Equivalents — End of Period	$718,877	$226,090

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest	$—	$63,440

Cash Paid for Income Taxes	$—	$20,000

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2010
(UNAUDITED)

							Notes
						Retained	Receivable
					Additional	Earnings	for	Total
	Common Stock		Treasury Stock		Paid-in	(Accumulated	Common	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Equity
Balance, December 31, 2009	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(970,918)	$(6,651)	$2,605,476

Net Income attributed to Consulier Engineering, Inc.						81,609		81,609

Balance March 31, 2010	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(889,309)	$(6,651)	$2,687,085

See Accountant’s Compilation Letter